United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2022

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 22, 2022, Limoneira Company (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) via live webcast communication. A total of 1,700,038 shares of the Company’s Common Stock, par value $0.01 per share, each of which is entitled to one (1) vote (“Common Stock”); 14,790 shares of its Series B 8.75% Convertible Preferred Stock, par value $100.00 per share, each of which is entitled to ten (10) votes for a total of 147,900 (“Series B Preferred Stock”); and 9,300 shares of its Series B-2 4% Convertible Preferred Stock, par value $100.00 per share, each of which is entitled to one (1) vote (“Series B-2 Preferred Stock”), were issued, outstanding, and entitled to vote as of February 1, 2022, the record date for the Annual Meeting. There were 14,617,133.58 shares of Common Stock; 14,790 shares (or 147,900 votes) of Series B Preferred Stock; and 9,300 shares of Series B-2 Preferred Stock present, in person or by proxy, at the Annual Meeting, representing approximately 82.86% of the total shares of capital stock outstanding, which constituted a quorum.

The stockholders were asked to vote on four (4) proposals, with Common Stock, Series B Preferred Stock, and Series B-2 Preferred Stock voting together as a single class for all of the proposals. Set forth below are the matters acted upon by the stockholders and the final voting results of each such proposal.

Proposal 1: Election of Directors

The following votes were cast with respect to the election of the following nominees as directors of the Company to hold office for a three-year term, ending at the 2025 Annual Meeting of Stockholders:

Shares Voted
	For	Withheld	Broker Non-Votes
Amy Fukutomi	7,968,522.58	2,499,358	4,291,833
Gordon E. Kimball	7,834,160.58	2,692,200	4,291,833
Jesus “Chuy” Loza	9,825,979.58	641,901	4,291,833
Scott S. Slater	7,593,324.58	2,874,556	4,291,833

Based on the votes set forth above, each of the nominees listed above was duly elected to serve as a director of the Company for a three-year term, ending at the 2025 Annual Meeting of Stockholders.

Proposal 2: Advisory Vote on Executive Compensation

The compensation of the named executive officers, as disclosed in the Company’s proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, was approved on a non-binding, advisory basis by the stockholders by the votes set forth in the table below:

Shares Voted
For	Against	Abstain	Broker Non-Votes
7,097,707.58	3,247,021	137,772	4,291,833

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

The following votes were cast with respect to the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company to serve for the fiscal year ending October 31, 2022:

Shares Voted
For	Against	Abstain
14,668,624.58	99,022	6,687

Based on the votes set forth above, the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company to serve for the fiscal year ending October 31, 2022 was duly ratified by the stockholders.

Proposal 4: Approval of the Limoneira Company 2022 Omnibus Incentive Plan

The following votes were cast with respect to approval of the Company’s 2022 Omnibus Incentive Plan:

Shares Voted
For	Against	Abstain	Broker Non-Votes
7,506,645.23	2,932,176.35	43,679	4,291,833

Based on the votes set forth above, the Company’s 2022 Omnibus Incentive Plan was approved by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2022	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary